UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2021

INFINITE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21816	52-1490422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Sully’s Trail, Suite 202
 Pittsford, New York 14534

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (585) 385-0610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IMCI	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                                                                                                                                              Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

   On April 12, 2021, Infinite Group, Inc. (the “Company”) entered into a Second Amended Settlement Agreement to settle all outstanding indebtedness and terminate all commitments and obligations under its original promissory note dated October 17, 2011 and the First Amended Agreement dated March 15, 2015 (as amended, the “Loan Agreement”), between the Company and the Pension Benefit Guaranty Corporation (“PBGC” or “Lender”). The Company’s payment to the Lender under the Loan Agreement will be $200,000, which satisfies all of the Company’s debt obligations to the PBGC. The Company will not incur any early termination penalties as a result of the repayment of indebtedness or termination of the Loan Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01.
Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Second Amended Settlement Agreement between the Company and the Pension Benefit Guaranty Corporation dated April 12, 2021

* * * * * *

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2021		INFINITE GROUP, INC.
	By:	/s/ James Villa James Villa Chief Executive Officer